UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 22, 2011 (February 22, 2011)

U.S. ENERGY CORP.
(Exact Name of Company as Specified in its Charter)

Wyoming	0-6814	83-0205516
(State or other jurisdiction of	(Commission File No.)	(I.R.S. Employer
incorporation or organization)		Identification No.)

877 North 8th West, Riverton, WY		82501
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (307) 856-9271

Not Applicable
(Former Name, Former Address or Former Fiscal Year, If Changed From Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

□           Written communications pursuant to Rule 425 under the Securities Act
□           Soliciting material pursuant to Rule 14a-12 under the Exchange Act
□           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
□           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Section 8:  Other Events

Item 8.01.  Other Events

U.S. Energy Corp. published a press release dated February 22, 2011 announcing it has entered into a participation agreement with Crimson Exploration Inc. to acquire a 30% working interest in an Eagle Ford shale oil prospect and associated leases located in Zavala County, Texas.

Section 9:  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

Exhibit 99.1.  Press Release dated February 22, 2011.

Safe Harbor Statement

Information provided in the exhibit hereto contains statements which may constitute “forward-looking” statements, usually containing the words “believe,” “estimate,” “project,” “anticipate,” “expect,” “target,” “goal,” or similar expressions.  Forward looking statements in the exhibit relate to, among other things, USE’s drilling of wells on leases acquired from Crimson Exploration Inc., its anticipated ownership interests in those wells and their expected costs, the potential number of gross and net drilling locations, the oil and natural gas targets or goals for the wells and the expectation to acquire additional oil and gas properties with Crimson.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company’s filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2009 and the Form 10-Q filed on November 8, 2010).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

The forward-looking statements referenced above are made only as of the date of the exhibit.  We undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY CORP.

Dated: February 22, 2011	By:	/s/ Mark J. Larsen
Mark J. Larsen, President